Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 17, 2017 relating to the consolidated financial statements, which appear in this Form 10-K of Quest Solution, Inc. and to the Registration Statement on Form S-8 filed on September 19, 2016 (333-213746).

/s/ RBSM, LLP
RBSM, LLP
April 17, 2017
Larkspur, CA